Hologic Announces Financial Results for Second Quarter of Fiscal 2018

-- Revenue of $789.3 Million Grows 10.3%, 8.3% in Constant Currency --

-- Company Posts GAAP Diluted EPS of ($2.46) Due to Non-Cash Charges, Non-GAAP Diluted EPS of $0.53 --

MARLBOROUGH, Mass., May 2, 2018 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal second quarter ended March 31, 2018.

Revenue of $789.3 million increased 10.3%, or 8.3% in constant currency, compared to the prior year period. Excluding the acquired medical aesthetics and divested blood screening businesses, revenue increased 4.8%, or 2.6% in constant currency.

GAAP diluted earnings per share (EPS) of ($2.46) decreased $4.30 compared to the prior year period, primarily due to non-cash impairment charges for goodwill and in-process research and development of $685.7 million and $46.0 million, respectively, related to Hologic's Cynosure business. In the prior year period, Hologic recorded an $899.7 million gain related to the divestiture of the blood screening business. Non-GAAP diluted EPS of $0.53 increased 6.0% compared to the prior year period.

"We posted solid financial results in the second quarter, as our breast health and international businesses performed well and drove total revenue above our guidance," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "And while we are disappointed with the Cynosure write-down, we remain confident that the many changes we have made in that business are leading to a much stronger future."

Key financial results for the fiscal second quarter are shown in the table below. Comparisons to the prior year period are affected by the divestiture of Hologic's blood screening business, which closed in late January 2017, and the acquisition of Cynosure, which closed in late March 2017.

	GAAP			Non-GAAP
	Q2'18	Q2'17	Change Increase (Decrease)	Q2'18	Q2'17	Change Increase (Decrease)
Revenues	$789.3	$715.4	10.3%	$789.3	$715.4	10.3%
Gross Margin	52.6%	54.3%	(170 bps)	62.7%	63.9%	(120 bps)
Operating Expenses	$1,019.3	($611.1)	N.M.	$266.9	$223.0	19.7%
Operating Margin	(76.5%)	139.8%	N.M.	28.9%	32.7%	(380 bps)
Net Margin	(86.3%)	73.6%	N.M.	18.7%	19.9%	(120 bps)
Diluted EPS	($2.46)	$1.84	N.M.	$0.53	$0.50	6.0%

Throughout this press release, all dollar figures are in millions, except EPS. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under "Use of Non-GAAP Financial Measures." Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period.

Revenue Detail

$s in millions	Q2'18	Q2'17	Reported Change	Constant Currency Change
Cytology & Perinatal	$117.7	$115.6	1.8%	(1.4%)
Molecular Diagnostics	$150.7	$142.1	6.1%	4.4%
Blood Screening	$11.3	$38.3	(70.6%)	(70.6%)
Total Diagnostics	$279.7	$296.0	(5.5%)	(7.6%)
Total Diagnostics ex. Blood	$268.4	$257.7	4.2%	1.8%
Breast Imaging	$247.2	$234.0	5.7%	3.7%
Interventional Breast Solutions	$49.7	$44.3	12.2%	10.3%
Other	$3.2	$2.2	43.8%	24.6%
Total Breast Health	$300.1	$280.5	7.0%	4.9%
Body	$20.0	$3.6	N.M.	N.M.
Skin	$40.2	$6.9	N.M.	N.M.
Women's Health/Other	$25.3	$5.5	N.M.	N.M.
Total Medical Aesthetics	$85.5	$16.0	N.M.	N.M.
GYN Surgical	$99.4	$101.1	(1.7%)	(3.2%)
Skeletal Health	$24.6	$21.8	12.6%	9.9%
Total	$789.3	$715.4	10.3%	8.3%

Quarterly revenue highlights:

  U.S. revenue of $588.5 million increased 3.3%. Excluding the acquired medical aesthetics and divested blood screening businesses, U.S. revenue decreased slightly.
  International revenue of $200.8 million increased 37.8%, or 28.0% in constant currency. Excluding the acquired medical aesthetics and divested blood screening businesses, international revenue increased 26.4%, or 15.1% in constant currency.
  Breast Health revenue totaled $300.1 million, an increase of 7.0%, or 4.9% in constant currency, driven by strong international sales, new products, and service revenue.
  In Diagnostics:
    Molecular diagnostics sales of $150.7 million increased 6.1%, or 4.4% in constant currency, driven primarily by continued strength across our Aptima® women's health products, and new product revenue.
    Cytology and perinatal sales of $117.7 million increased 1.8%, but decreased (1.4%) in constant currency.
    Blood screening sales of $11.3 million decreased (70.6%). This business was divested in the second quarter of fiscal 2017, but we continue to provide products and services under collaboration and manufacturing supply agreements.
  GYN Surgical revenue of $99.4 million decreased (1.7%), or (3.2%) in constant currency. MyoSure® revenue of $52.7 million increased 13.5%, or 12.3% in constant currency, while NovaSure® revenue of $46.7 million decreased (14.5%), or (16.3%) in constant currency.
  Medical Aesthetics revenue was $85.5 million, an increase of 11.5% compared to pro-forma, prior year sales of $76.7 million, when Cynosure was an independent company for a majority of the quarter.
  Skeletal Health revenue of $24.6 million increased 12.6%, or 9.9% in constant currency.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	(8.5%)	5.7%	(4.1%)
Diagnostics ex. Blood	(0.1%)	19.9%	8.8%
Breast Health	0.1%	40.1%	27.6%
Medical Aesthetics	N.M.	N.M.	N.M.
GYN Surgical	(5.1%)	18.8%	8.1%
Skeletal Health	18.5%	3.6%	(3.2%)
Total Revenues	3.3%	37.8%	28.0%
Total Revenues ex. Blood and Medical Aesthetics	(0.3%)	26.4%	15.1%

Expense Detail

Gross margin was 52.6% on a GAAP basis, and 62.7% on a non-GAAP basis. GAAP gross margin declined by 170 basis points, while non-GAAP gross margin declined by 120 basis points, primarily due to geographic and product sales mix.

Operating expenses were $1,019.3 million on a GAAP basis, and $266.9 million on a non-GAAP basis. GAAP operating expenses increased $1,630.4 million primarily due to the Cynosure impairment charges, compared to a prior year period that included a gain of $899.7 million from the sale of our blood screening business, which was recorded as an offset to operating expenses. Non-GAAP operating expenses increased 19.7%, primarily due to the inclusion of Cynosure expenses.

Other Key Financial Results

Net loss for the second quarter was ($681.4) million on a GAAP basis, compared to net income of $526.8 million in the prior year period, due primarily to the Cynosure impairment charges and the gain in the prior year period on the sale of our blood screening business. Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter was $248.2 million, a decrease of (3.0%).

During the second quarter, Hologic repurchased 2.8 million shares of its common stock for $106.5 million.

Total debt outstanding at the end of the quarter was $3.4 billion. The company ended the quarter with cash and equivalents of $0.6 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 2.7 times.

On a trailing 12 months basis, adjusted Return on Invested Capital (ROIC) of 12.6% declined 60 basis points compared to the prior year period.

Financial Guidance for Fiscal 2018

"We are lowering our full-year 2018 revenue guidance due primarily to a reset of our near-term sales expectations for Cynosure," said Bob McMahon, the Company's Chief Financial Officer. "But despite the reduction of our revenue forecast, we are reiterating our non-GAAP EPS guidance for the year."

Hologic's financial guidance for fiscal 2018 is shown in the two tables immediately below. The guidance is based on a full year non-GAAP tax rate of approximately 23%, and diluted shares outstanding of approximately 280 million for the full year. As a reminder, percentage changes versus the prior year are affected by the blood screening divestiture and the Cynosure acquisition, both of which closed in the second quarter of fiscal 2017. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2018 as in fiscal 2017. Current guidance assumes that recent foreign exchange rates persist for all of fiscal 2018.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	4.0% to 4.9%	$3,180 to $3,210 million	N.M.	($0.34) to ($0.29)
Previous Guidance for Fiscal 2018	4.6% to 7.2%	$3,200 to $3,280 million	(10.6%) to (8.7%)	$2.36 to $2.41

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Current Guidance for Fiscal 2018	2.7% to 3.7%	4.0% to 4.9%	$3,180 to $3,210 million	9.4% to 11.8%	$2.22 to $2.27
Previous Guidance for Fiscal 2018	3.9% to 6.5%	4.6% to 7.2%	$3,200 to $3,280 million	9.4% to 11.8%	$2.22 to $2.27

Hologic's financial guidance for the third quarter of fiscal 2018 is shown in the two tables immediately below.

GAAP
	Revenue		EPS
	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Guidance for the Third Quarter of Fiscal 2018	(1.4%) to 0.5%	$795 to $810 million	38.1% to 47.6%	$0.29 to $0.31

Non-GAAP
	Revenue			EPS
	Constant Currency % Increase (Decrease)	Reported % Increase (Decrease)	Guidance $	Reported % Increase (Decrease)	Guidance $
Guidance for the Third Quarter of Fiscal 2018	(2.8%) to (1.0%)	(1.4%) to 0.5%	$795 to $810 million	10.0% to 14.0%	$0.55 to $0.57

To assist with "apples to apples" analyses of Hologic's ongoing, base business, the historical contributions of blood screening to Hologic's quarterly revenues and EPS are shown below:

GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1	Q2
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6	$11.3
EPS	$0.06	$1.62	$0.01	$0.01	$1.70	$0.01	$0.01

Non-GAAP
	2017					2018
	Q1	Q2	Q3	Q4	Total	Q1	Q2
Revenue	$65.2	$38.3	$19.0	$18.0	$140.5	$12.6	$11.3
EPS	$0.10	$0.04	$0.01	$0.01	$0.16	$0.01	$0.01

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP income from operations; non-GAAP operating margin; non-GAAP interest expense; non-GAAP pre-tax income; non-GAAP tax rate; non-GAAP net margin; non-GAAP net income; non-GAAP diluted EPS; adjusted EBITDA; and adjusted ROIC. Constant currency presentations show reported period revenue results as if the foreign exchange rates were the same as those in effect in the comparable prior year period. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets; (ii) impairment of goodwill and intangible assets; (iiI) additional depreciation expense from acquired fixed assets and accelerated depreciation related to business consolidation and closure of facilities; (iv) additional expense resulting from the purchase accounting adjustment to record inventory at fair value; (v) non-cash interest expense related to amortization of the debt discount from the equity conversion option of convertible notes; (vi) restructuring and divestiture charges, facility closure and consolidation charges and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (vii) transaction related expenses for divestitures and acquisitions; (viii) gain on disposal of business; (ix) debt extinguishment losses and related transaction costs; (x) the unrealized (gains) losses on the mark-to-market of forward foreign currency contracts for which the Company has not elected hedge accounting; (xi) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xii) other-than-temporary impairment losses on investments and realized (gains) losses resulting from the sale of investments; (xiii) the one-time discrete impact of tax reform primarily related to remeasuring net deferred tax liabilities and providing taxes for the deemed repatriation of foreign earnings (xiv) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results as detailed in our reconciliations of such adjustments; and (xv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Future Non-GAAP Adjustments

Future GAAP EPS may be affected by changes in ongoing assumptions and judgments, and may also be affected by non-recurring, unusual or unanticipated charges, expenses or gains, which are excluded in the calculation of the Company's non-GAAP EPS guidance as described in this press release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the second quarter of fiscal 2018. Approximately 10 minutes before the call, dial 800-239-9838 (in the U.S.) or +1 323-794-2551 (international) and enter access code 9419425. A replay will be available approximately two hours after the call ends through Friday, May 25, 2018. The replay numbers are 888-203-1112 (U.S.) or +1 719-457-0820 (international), access code 9419425, Pin 7605. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic, Aptima, MyoSure, NovaSure, Cynosure, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding recently passed U.S. tax reform legislation; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017

Revenues:
Product	$645.0	$594.8	$1,295.7	$1,208.1
Service and other	144.3	120.6	284.7	241.7
Total revenues	789.3	715.4	1,580.4	1,449.8

Cost of revenues:
Product	217.1	200.6	430.8	398.8
Amortization of acquired intangible assets	79.8	65.2	159.6	138.7
Service and other	77.3	60.9	150.4	118.8

Gross profit	415.1	388.7	839.6	793.5

Operating expenses:
Research and development	56.8	55.4	111.6	109.8
Selling and marketing	130.5	103.4	270.0	213.3
General and administrative	83.8	117.4	161.7	187.3
Amortization of acquired intangible asset	14.7	10.8	29.1	32.2
Impairment of intangible assets	46.0	—	46.0	—
Impairment of goodwill	685.7	—	685.7	—
Gain on sale of business	—	(899.7)	—	(899.7)
Restructuring charges	1.8	1.6	5.6	4.8
Total operating expenses	1,019.3	(611.1)	1,309.7	(352.3)

(Loss) income from operations	(604.2)	999.8	(470.1)	1,145.8
Interest income	2.1	1.9	2.9	2.2
Interest expense	(38.9)	(37.5)	(79.9)	(77.9)
Debt extinguishment losses	(44.9)	—	(45.9)	—
Other (expense) income, net	(5.1)	3.4	(2.2)	13.6

(Loss) income before income taxes	(691.0)	967.6	(595.2)	1,083.7
(Benefit) provision for income taxes	(9.6)	440.8	(320.5)	470.4

Net (loss) income	$(681.4)	$526.8	$(274.7)	$613.3

Net (loss) income per common share:
Basic	$(2.46)	$1.88	$(0.99)	$2.19
Diluted	$(2.46)	$1.84	$(0.99)	$2.15

Weighted average number of shares outstanding:
Basic	277,114	280,215	276,985	279,439
Diluted	277,114	286,010	276,985	285,117

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	March 31, 2018	September 30, 2017
ASSETS

Current assets:
Cash and cash equivalents	$614.2	$540.6
Accounts receivable, net	544.2	533.5
Inventories	361.9	331.6
Other current assets	114.9	72.9
Total current assets	1,635.2	1,478.6

Property, plant and equipment, net	468.6	472.8
Goodwill and intangible assets, net	5,042.2	5,943.5
Other assets	88.4	84.7
Total assets	$7,234.4	$7,979.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$611.5	$1,150.8
Accounts payable and accrued liabilities	515.6	543.5
Deferred revenue	172.5	171.2
Total current liabilities	1,299.6	1,865.5

Long-term debt, net of current portion	2,739.2	2,172.1
Deferred income taxes	543.5	973.6
Other long-term liabilities	206.5	183.7
Total stockholders' equity	2,445.6	2,784.7
Total liabilities and stockholders' equity	$7,234.4	$7,979.6

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Six Months Ended
	March 31, 2018	April 1, 2017
OPERATING ACTIVITIES
Net (loss) income	$(274.7)	$613.3
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	52.0	39.5
Amortization of acquired intangibles	188.7	170.9
Non-cash interest expense	11.2	26.9
Stock-based compensation expense	35.9	39.0
Deferred income taxes	(433.6)	(262.6)
Goodwill impairment charge	685.7	—
Intangible asset impairment charge	46.0	—
Debt extinguishment loss	45.9	—
Gain on disposal of business	—	(899.7)
Fair value write-up of acquired inventory sold	—	2.4
Other adjustments and non-cash items	7.3	(5.9)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	2.5	28.0
Inventories	(27.5)	(29.0)
Prepaid income taxes	(29.8)	0.4
Prepaid expenses and other assets	(9.1)	(4.0)
Accounts payable	(9.5)	0.5
Accrued expenses and other liabilities	(22.5)	551.9
Deferred revenue	(2.0)	(18.2)
Net cash provided by operating activities	266.5	253.4
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(4.4)	(1,471.4)
Net proceeds from sale of business	—	1,865.0
Capital expenditures	(24.6)	(24.5)
Increase in equipment under customer usage agreements	(24.2)	(25.3)
Proceeds from sale of available-for-sale marketable securities	0.1	81.8
Purchase of cost-method investment	(6.0)	—
Other activity	(2.2)	(1.8)
Net cash (used in) provided by investing activities	(61.3)	423.8
FINANCING ACTIVITIES
Repayment of long-term debt	(1,340.6)	(37.5)
Proceeds from long-term debt	1,500.0	—
Proceeds from senior notes	1,350.0	—
Repayment of senior notes	(1,037.7)
Repayment of amounts borrowed under accounts receivable securitization program	—	(44.0)
Proceeds from accounts receivable securitization agreement	—	8.0
Payments to extinguish convertible notes	(302.8)	(21.0)
Proceeds from amounts borrowed under revolving credit line	710.0	—
Repayments of amounts borrowed under revolving credit line	(900.0)	—
Payment of debt issuance costs	(23.5)	—
Repurchase of common stock	(90.7)	—
Proceeds from issuance of common stock pursuant to employee stock plans	16.3	26.6
Payments under capital lease obligations	(0.8)	—
Payment of minimum tax withholdings on net share settlements of equity awards	(15.6)	(17.6)
Net cash used in financing activities	(135.4)	(85.5)
Effect of exchange rate changes on cash and cash equivalents	3.8	(5.5)
Net increase in cash and cash equivalents	73.6	586.2
Cash and cash equivalents, beginning of period	540.6	548.4
Cash and cash equivalents, end of period	$614.2	$1,134.6

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017

Gross Profit:
GAAP gross profit	$415.1	$388.7	$839.6	$793.5
Adjustments:
Amortization of acquired intangible assets (1)	79.8	65.2	159.6	138.7
Incremental depreciation expense (2)	0.1	0.2	0.3	0.5
Integration/consolidation costs (3)	—	0.6	—	0.7
Fair value write-up of acquired inventory (15)	—	2.4	—	2.4
Non-GAAP gross profit	$495.0	$457.1	$999.5	$935.8

Gross Margin Percentage:
GAAP gross margin percentage	52.6%	54.3%	53.1%	54.7%
Impact of adjustments above	10.1%	9.6%	10.1%	9.8%
Non-GAAP gross margin percentage	62.7%	63.9%	63.2%	64.5%

Operating Expenses:
GAAP operating expenses	$1,019.3	$(611.1)	$1,309.7	$(352.3)
Adjustments:
Amortization of acquired intangible assets (1)	(14.7)	(10.8)	(29.1)	(32.2)
Incremental depreciation expense (2)	(1.6)	(0.4)	(5.1)	(0.9)
Transaction expenses (4)	(0.3)	(19.4)	(0.7)	(22.0)
Non-income tax (charge) benefit (9)	—	(28.8)	4.0	(28.8)
Integration/consolidation costs (3)	(0.6)	(4.6)	(1.1)	(4.6)
Restructuring charges (3)	(1.8)	(1.6)	(5.6)	(4.8)
Research and development asset charge (16)	(1.7)	—	(1.7)	—
Impairment of intangible asset (17)	(46.0)	—	(46.0)	—
Impairment of goodwill (18)	(685.7)	—	(685.7)	—
Gain on sale of business (14)	—	899.7	—	899.7
Non-GAAP operating expenses	$266.9	$223.0	$538.7	$454.1

Operating Margin:
GAAP (loss) income from operations	$(604.2)	$999.8	(470.1)	1,145.8
Adjustments to gross profit as detailed above	79.9	68.4	159.9	142.4
Adjustments to operating expenses as detailed above	752.4	(834.1)	771.0	(806.4)
Non-GAAP income from operations	$228.1	$234.1	$460.8	$481.8

Operating Margin Percentage:
GAAP (loss) income from operations margin percentage	(76.5)%	139.8%	(29.7)%	79.0%
Impact of adjustments above	105.4%	(107.1)%	58.9%	(45.8)%
Non-GAAP operating margin percentage	28.9%	32.7%	29.2%	33.2%

Interest Expense:
GAAP interest expense	$38.9	$37.5	79.9	77.9
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(0.6)	(4.9)	(3.5)	(10.1)
Debt transaction costs (10)	(2.6)	—	(4.3)	—
Non-GAAP interest expense	$35.7	$32.6	$72.1	$67.8
Pre-Tax (Loss) Income:
GAAP pre-tax (loss) earnings	$(691.0)	$967.6	(595.2)	1,083.7
Adjustments to pre-tax (loss) earnings as detailed above	835.5	(760.8)	938.7	(653.9)
Debt extinguishment losses (6)	44.9	—	45.9	—
Loss (gain) on sale of available-for-sale marketable securities (7)	—	(3.8)	0.6	(3.7)
Unrealized losses (gains) on forward foreign currency contracts (8)	1.7	3.9	0.2	(4.5)
Non-GAAP pre-tax income	$191.1	$206.9	390.2	421.6

Net (loss) income:
GAAP net (loss) income	$(681.4)	$526.8	$(274.7)	$613.3
Adjustments:
Amortization of acquired intangible assets (1)	94.5	76.0	188.7	170.9
Fair value write-up of acquired inventory sold (15)	—	2.4	—	2.4
Non-cash interest expense relating to convertible notes (5)	0.6	4.9	3.5	10.1
Restructuring and transaction-related expenses (3) (4)	2.7	26.2	7.4	32.1
Non-income tax expense (benefit) (9)	—	28.8	(4.0)	28.8
Incremental depreciation expense (2)	1.7	0.6	5.4	1.4
Impairment of intangible asset (17)	46.0	—	46.0	—
Impairment of goodwill (18)	685.7	—	685.7	—
Research and development asset charge (16)	1.7	—	1.7	—
Debt extinguishment loss and expenses (6) (10)	47.5	—	50.2	—
Loss (gain) on sale of available-for-sale marketable securities (7)	—	(3.8)	0.6	(3.7)
Unrealized losses (gains) on forward foreign currency contracts (8)	1.7	3.9	0.2	(4.5)
Gain on sale of business (14)	—	(899.7)	—	(899.7)
Discrete impact of tax reform (11)	2.1	—	(327.1)	—
Income tax effect of reconciling items (12)	(55.5)	376.6	(83.0)	339.7
Non-GAAP net income	$147.3	$142.7	$300.6	$290.8

Net (Loss) Income Percentage:
GAAP net (loss) income percentage	(86.3)%	73.6%	(17.4)%	42.3%
Impact of adjustments above	105.0%	(53.7)%	36.4%	(22.2)%
Non-GAAP net income percentage	18.7%	19.9%	19.0%	20.1%

Earnings (loss) per share:
GAAP (loss) earnings per share - Diluted	$(2.46)	$1.84	$(0.99)	$2.15
Adjustment to net earnings (as detailed above)	2.99	(1.34)	2.06	(1.13)
Non-GAAP earnings per share – diluted (13)	$0.53	$0.50	$1.07	$1.02

Adjusted EBITDA:
Non-GAAP net income	$147.3	$142.7	$300.6	$290.8
Interest expense, net, not adjusted above	33.6	30.7	69.2	65.6
Provision for income taxes	44.0	64.1	89.8	130.6
Depreciation expense, not adjusted above	23.3	18.4	46.6	38.0
Adjusted EBITDA	$248.2	$255.9	$506.2	$525.0

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and business consolidation.

(3)

To reflect restructuring charges, and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal and accounting fees.

(4)

To reflect expenses incurred with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees.

(5)	To reflect non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)	To reflect debt extinguishment losses primarily from refinancing the Company's Credit Agreement and Senior Notes.
(7)	To reflect a realized gains and losses on the sale of available-for-sale marketable securities.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)

To reflect a non-income tax benefit in the first quarter of fiscal 2018 of $4.0 million as the Company settled a non-income tax issue under audit and to reflect non-income tax charges of $28.8 million recorded in the second quarter of fiscal 2017 as the Company determined during the second quarter that a loss became probable associated with a non-income tax issue under audit.

(10)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Company's Credit Agreement and Senior Notes in the first and second quarters of fiscal 2018, respectively.

(11)

To reflect the discrete impact of tax reform to the Company's income tax provision primarily recorded in the first quarter of fiscal 2018 comprised of a tax benefit of $353.1 million to remeasure the Company's net deferred tax liabilities at the lower federal tax rate, partially offset by the net tax charge of $26.0 million for the transition tax (i.e. repatriation of cash held offshore).

(12)	To reflect an estimated annual effective tax rate of 23.0% and 31.0% for fiscal 2018 and 2017, respectively.
(13)

Non-GAAP earnings per share was calculated based on 280,047 and 280,424 weighted average diluted shares outstanding for the three and six months ended March 31, 2018, respectively, and 286,010 and 285,117 for the three and six months ended April 1, 2017, respectively.

(14)	To reflect the gain realized on the sale of the Blood Screening business to Grifols in the second quarter of fiscal 2017.
(15)	To reflect the fair value step up of inventory sold during the period related to the Cynosure acquisition.
(16)	To reflect the purchase of intangible assets to be used in a research and development project that have no future alternative use.
(17)	To reflect the impairment of an IPR&D asset acquired in the Cynosure acquisition that was abandoned during the second quarter of fiscal 2018 due to unsuccessful clinical results.
(18)

To reflect a goodwill impairment charge in the Medical Aesthetics reportable segment, which is comprised solely of the Cynosure business. The Company identified impairment indicators in the second quarter of fiscal 2018 and performed an interim goodwill impairment test, which resulted in the fair value of the reporting unit being significantly less than its carrying value. Accordingly, the Company recorded a goodwill impairment charge in the second quarter of fiscal 2018.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending June 30, 2018		Year Ending September 29, 2018
	Low	High	Low	High
GAAP Net Income (Loss) Per Share	$0.29	$0.31	($0.34)	($0.29)
Amortization of intangible assets	$0.34	$0.34	$1.35	$1.35
Amortization of debt discount	-	-	$0.01	$0.01
Debt extinguishment losses and transaction costs	-	-	$0.18	$0.18
Accelerated depreciation and other charges	$0.01	$0.01	$0.06	$0.06
Impairment of intangible asset	-	-	$0.16	$0.16
Impairment of goodwill	-	-	$2.46	$2.46
Discrete impact of tax reform	-	-	($1.17)	($1.17)
Tax impact of exclusions	$(0.09)	$(0.09)	($0.49)	($0.49)
Non-GAAP Net Income Per Share	$0.55	$0.57	$2.22	$2.27

Reconciliations of Reported to Constant Currency Revenue:

$s in millions	Q2'18	Q2'17	Reported Change	Foreign Currency Effect $ %		Constant Currency Change
Cytology & Perinatal	$117.7	$115.6	1.8%	$(3.7)	(3.2%)	(1.4%)
Molecular Diagnostics	$150.7	$142.1	6.1%	$(2.3)	(1.7%)	4.4%
Blood Screening	$11.3	$38.3	(70.6%)	-	-	(70.6%)
Total Diagnostics	$279.7	$296.0	(5.5%)	$(6.1)	(2.1%)	(7.6%)
Total Diagnostics ex. Blood	$268.4	$257.7	4.2%	$(6.1)	(2.4%)	1.8%
Breast Imaging	$247.2	$234.0	5.7%	$(4.8)	(2.0%)	3.7%
Interventional Breast Solutions	$49.7	$44.3	12.2%	$(0.8)	(1.9%)	10.3%
Other	$3.2	$2.2	43.8%	$(0.4)	(19.1%)	24.6%
Total Breast Health	$300.1	$280.5	7.0%	$(6.1)	(2.1%)	4.9%
Body	$20.0	$3.6	N.M.	-	-	N.M.
Skin	$40.2	$6.9	N.M.	-	-	N.M.
Women's Health/Other	$25.3	$5.5	N.M.	-	-	N.M.
Total Medical Aesthetics	$85.5	$16.0	N.M.	-	-	N.M.
GYN Surgical	$99.4	$101.1	(1.7%)	$(1.5)	(1.5%)	(3.2%)
Skeletal Health	$24.6	$21.8	12.6%	$(0.6)	(2.7%)	9.9%
Total	$789.3	$715.4	10.3%	$(14.3)	(2.0%)	8.3%

	U.S. Change	International Change (Reported)	Foreign Currency Effect $ %		International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	(8.5%)	5.7%	$(6.1)	(9.8%)	(4.1%)
Diagnostics ex. Blood	(0.1%)	19.9%	$(6.1)	(11.1%)	8.8%
Breast Health	0.1%	40.1%	$(6.0)	(12.5%)	27.6%
Medical Aesthetics	N.M.	N.M.	-	-	N.M.
GYN Surgical	(5.1%)	18.8%	$(1.5)	(10.7%)	8.1%
Skeletal Health	18.5%	3.6%	$(0.6)	(6.8%)	(3.2%)
Total Revenues	3.3%	37.8%	$(14.3)	(9.8%)	28.0%
Total Revenues ex. Blood and Medical Aesthetics	(0.3%)	26.4%	$(14.3)	(11.3%)	15.1%

Trailing Twelve Months ended March 31, 2018
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	$588.7
Non-GAAP provision for income taxes	213.2
Non-GAAP interest expense	139.6
Non-GAAP other income	(7.6)
Adjusted net operating profit before tax	$933.9
Non-GAAP average effective tax rate (1)	27.0%
Adjusted net operating profit after tax	$686.0

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	$3,316.9
Less: Average cash, cash equivalents and restricted cash	(874.4)
Average net debt	$2,442.5
Average stockholders' equity (3)	$3,019.4
Average net debt plus average stockholders' equity	$5,461.9

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	12.6%

(1)  ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended July 1, 2017 was
      29.5%, the three months ended September 30, 2017 was 30.5%, and the three months ended December 30,
      2017 and March 31, 2018 was 23.0%.

(2) Calculated using the average of the balances as of March 31, 2018 and April 1, 2017.

(3)  Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, and the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018.

As of
March 31, 2018
Leverage Ratio:

Total principal debt	$3,386.7
Total cash	(614.2)
Net principal debt, as adjusted	$2,772.5
Adjusted EBITDA for the last four quarters	$1,029.7
Leverage Ratio	2.7

Other Supplemental Information:

	Three Months Ended		Six Months Ended
	March 31, 2018	April 1, 2017	March 31, 2018	April 1, 2017

Geographic Revenues
U.S.	74.5%	79.7%	75.0%	78.9%
Europe	12.6%	9.7%	12.0%	10.1%
Asia-Pacific	7.9%	6.5%	8.3%	7.4%
Rest of World	5.0%	4.1%	4.7%	3.6%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Revenue Composition
Q2'18

Disposables	44.9%
Capital Equipment	35.5%
Service & Other	19.6%
Total Revenues	100.0%